Exhibit 99.1

Tom Wojcik, Investor Relations	Brian Beades, Media Relations
212.810.8127	212.810.5596

BlackRock Reports First Quarter 2016 Diluted EPS of $3.92, or $4.25 as adjusted

¡	$36.1 billion of long-term net inflows reflect continued resilience of differentiated business model
¡	Restructuring charge of $76 million from initiative to streamline and simplify organization excluded from as adjusted results
¡	Expansion in as adjusted operating margin from prior year reflects organic growth and expense discipline, despite negative market performance
¡	Diluted EPS decrease of 19% (13% as adjusted) year-over-year, reflects impact of decline in average AUM and lower performance fees in current quarter, and lower effective tax rate and one-time nonoperating gain in prior year quarter
¡	5% increase in quarterly cash dividend to $2.29 per share and $300 million of share repurchases

FINANCIAL RESULTS

(in millions, except per share data)	Q1 2016	Q1 2015	Change		Q4 2015	Change
AUM	$4,737,165	$4,774,192	(1)%		$4,645,412	2%
GAAP basis:
Revenue	$2,624	$2,723	(4)%		$2,863	(8)%
Operating income	$963	$1,067	(10)%		$1,137	(15)%
Operating margin	36.7%	39.2%	(250	) bps	39.7%	(300	) bps
Net income(1)	$657	$822	(20)%		$861	(24)%
Diluted EPS	$3.92	$4.84	(19)%		$5.11	(23)%
Weighted average diluted shares	167.4	169.7	(1)%		168.6	(1)%
As Adjusted:
Operating income(2)	$1,047	$1,077	(3)%		$1,143	(8)%
Operating margin(2)	41.6%	41.2%	40	bps	41.6%	—	bps
Net income(1) (2)	$711	$830	(14)%		$801	(11)%
Diluted EPS(2)	$4.25	$4.89	(13)%		$4.75	(11)%
(1)	Net income represents net income attributable to BlackRock, Inc.
(2)	See notes (1) through (4) to the Condensed Consolidated Statements of Income and Supplemental Information on pages 11 through 13 for more information on as adjusted items and the reconciliation to GAAP.

New York, April 14, 2016 — BlackRock, Inc. (NYSE:BLK) today reported financial results for the three months ended March 31, 2016.

“BlackRock performed well in a challenging market environment and our first quarter 2016 results demonstrate our ongoing ability to help clients achieve their investment goals,” commented Laurence D. Fink, Chairman and CEO of BlackRock. “BlackRock generated long-term net inflows of $36 billion in the quarter, driven by positive global flows across both active and index products. Over the last twelve months, we saw $118 billion of long-term net inflows, muting the impact of $148 billion of market and FX headwinds over the same period.

“Strong organic asset growth and positive mix shift largely offset equity market headwinds, as a 1% year-over-year decline in base fees outpaced a 9% average fall in the MSCI World Index over the same period. While we of course were not immune to the effects of market movements, which impacted both base fees and performance fees this quarter, the magnitude and diversification of our inflows speak to the differentiation of BlackRock’s platform and our ability to serve our clients.

“iShares were once again a critical tool for investors to manage their portfolios in a period of heightened volatility. During the quarter, iShares saw more than $24 billion of total net inflows, capturing the #1 market share of net inflows globally, in the US and in Europe. iShares flows were led by fixed income, with record quarterly net inflows of more than $27 billion, as investors utilized bond ETFs to efficiently access liquidity and diversify exposure.

“Across our Institutional business, first quarter net inflows of $12 billion were driven by strong active fixed income and multi-asset flows. The investments we’ve made to deepen relationships with our clients are generating results, and over 50% of our largest institutional clients have five or more products managed by BlackRock.

“BlackRock’s US Retail business generated long-term net inflows of $1 billion, primarily driven by strong long-term investment performance across our active fixed income platform. As the US active mutual fund industry experienced first quarter outflows for the first time since the financial crisis, BlackRock’s client-centric, solutions-oriented approach continued to deliver inflows.

“BlackRock Solutions revenue grew 16% year-over-year, led by Aladdin, our unifying technology platform. In the evolving regulatory environment, we are seeing growing demand from clients, as asset owners and managers focus on risk management and adapt to change. We are also seeing increasing opportunities in the retail marketplace to provide our distribution partners with institutional-quality asset allocation, risk management and digital advice capabilities.

“BlackRock remains committed to constantly evolving our organization to meet the long-term needs of our clients. We continue to invest in our business to capture the opportunities ahead of us and drive growth despite current market volatility. Doing so requires making smart and difficult decisions about allocating resources, and led to our decision to initiate a restructuring during the quarter that will streamline and simplify our organization, driving efficiencies across our platform to better serve our clients and deliver returns for our shareholders.

“I want to thank our employees for their unwavering focus on creating better financial futures for our clients. We are confident that our unique and differentiated business model remains well positioned for growth in the current environment.”

RESULTS BY CLIENT TYPE

(in millions), (unaudited)	Q1 2016 Net flows	March 31, 2016 AUM	Q1 2016 Base Fees(1)	March 31, 2016 AUM % of Total	Q1 2016 Base Fees(1) % of Total
Retail	$(359)	$542,666	$789	12%	35%
iShares	24,247	1,127,554	791	25%	35%
Institutional:
Active	10,798	1,000,191	449	23%	20%
Index	1,395	1,764,149	227	40%	10%

Total institutional	12,193	2,764,340	676	63%	30%

Total long-term	$36,081	$4,434,560	$2,256	100%	100%

RESULTS BY PRODUCT TYPE

(in millions), (unaudited)	Q1 2016 Net flows	March 31, 2016 AUM	Q1 2016 Base Fees(1)	March 31, 2016 AUM % of Total	Q1 2016 Base Fees(1) % of Total
Equity	$(17,677)	$2,408,175	$1,173	54%	52%
Fixed income	52,173	1,525,153	618	34%	27%
Multi-asset	(566)	385,243	284	9%	13%
Alternatives	2,151	115,989	181	3%	8%

Total long-term	$36,081	$4,434,560	$2,256	100%	100%

RESULTS BY INVESTMENT STYLE

(in millions), (unaudited)	Q1 2016 Net flows	March 31, 2016 AUM	Q1 2016 Base Fees(1)	March 31, 2016 AUM % of Total	Q1 2016 Base Fees(1) % of Total
Active	$8,545	$1,499,128	$1,227	34%	54%
Index & iShares	27,536	2,935,432	1,029	66%	46%

Total long-term	$36,081	$4,434,560	$2,256	100%	100%

(1)	Base fees include investment advisory, administration fees and securities lending revenue.

Long-Term Business Highlights

Long-term net inflows were positive across all regions, with net inflows of $21.1 billion, $11.5 billion and $3.5 billion from clients in the Americas, EMEA and Asia-Pacific, respectively. At March 31, 2016, BlackRock managed 62% of its long-term AUM for investors in the Americas and 38% for clients in EMEA and Asia-Pacific.

A discussion of the Company’s net flows by client type for the first quarter of 2016 is presented below.

¡	Retail long-term net outflows of $0.4 billion included net inflows of $0.9 billion in the United States, offset by international outflows of $1.3 billion. Fixed income saw net inflows of $2.1 billion, paced by flows into municipals, core bond and high yield funds. Multi-asset net outflows of $1.6 billion were primarily due to outflows from world allocation strategies.

¡	iShares long-term net inflows of $24.2 billion were driven by record fixed income net inflows of $27.5 billion, diversified across treasuries, corporate bond and high yield funds.

¡	Institutional active long-term net inflows of $10.8 billion were led by fixed income net inflows of $10.9 billion, reflecting strong insurance wins in the quarter. Multi-asset net inflows of $1.3 billion were driven by ongoing demand for solutions offerings and the LifePath® target-date suite. BlackRock raised an additional $2 billion in alternatives commitments, ending the quarter with total unfunded commitments of $12 billion. Equity net outflows of $1.8 billion were due to fundamental outflows, partially offset by scientific inflows.

¡	Institutional index long-term net inflows of $1.4 billion reflected fixed income net inflows of $11.7 billion, partially offset by equity outflows of $10.8 billion.

Cash management AUM decreased 3% to $292.0 billion.

Advisory AUM ended the first quarter at $10.6 billion.

INVESTMENT PERFORMANCE AT MARCH 31, 2016(1)

	One-year period	Three-year period	Five-year period
Fixed Income:
Actively managed AUM above benchmark or peer median
Taxable	50%	85%	89%
Tax-exempt	37%	50%	68%
Index AUM within or above applicable tolerance	91%	98%	98%
Equity:
Actively managed AUM above benchmark or peer median
Fundamental	64%	58%	52%
Scientific	41%	84%	97%
Index AUM within or above applicable tolerance	97%	97%	96%

(1) Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 14 for performance disclosure detail.

Teleconference, Webcast and Presentation Information

Chairman and Chief Executive Officer, Laurence D. Fink, and Chief Financial Officer, Gary S. Shedlin, will host a teleconference call for investors and analysts on Thursday, April 14, 2016 at 8:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-8281, shortly before 8:30 a.m. and reference the BlackRock Conference Call (ID Number 82193349). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 12:30 p.m. (Eastern Time) on Thursday, April 14, 2016 and ending at midnight on Thursday, April 28, 2016. To access the replay of the teleconference, callers from the United States should dial (855) 859-2056 and callers from outside the United States should dial (404) 537-3406 and enter the Conference ID Number 82193349. To access the webcast, please visit the investor relations section of www.blackrock.com.

About BlackRock

BlackRock is a global leader in investment management, risk management and advisory services for institutional and retail clients. At March 31, 2016, BlackRock’s AUM was $4.737 trillion. BlackRock helps clients around the world meet their goals and overcome challenges with a range of products that include separate accounts, mutual funds, iShares® (exchange-traded funds), and other pooled investment vehicles. BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions®. As of March 31, 2016, the firm had approximately 13,000 employees in more than 30 countries and a major presence in global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa. For additional information, please visit the Company’s website at www.blackrock.com | Twitter: @blackrock_news | Blog: www.blackrockblog.com | LinkedIn: www.linkedin.com/company/blackrock

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

	Three Months Ended March 31,			Three Months Ended December 31,
	2016	2015	Change	2015	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$2,359	$2,390	$(31)	$2,460	$(101)
Investment advisory performance fees	34	108	(74)	169	(135)
BlackRock Solutions and advisory	171	147	24	171	—
Distribution fees	11	17	(6)	11	—
Other revenue	49	61	(12)	52	(3)

Total revenue	2,624	2,723	(99)	2,863	(239)

Expense
Employee compensation and benefits	947	981	(34)	989	(42)
Distribution and servicing costs	97	99	(2)	103	(6)
Amortization of deferred sales commissions	10	13	(3)	11	(1)
Direct fund expense	188	189	(1)	189	(1)
General and administration	318	339	(21)	410	(92)
Restructuring charge	76	—	76	—	76
Amortization of intangible assets	25	35	(10)	24	1

Total expense	1,661	1,656	5	1,726	(65)

Operating income	963	1,067	(104)	1,137	(174)

Nonoperating income (expense)
Net gain (loss) on investments	(2)	63	(65)	57	(59)
Interest and dividend income	5	4	1	5	—
Interest expense	(51)	(51)	—	(51)	—

Total nonoperating income (expense)	(48)	16	(64)	11	(59)

Income before income taxes	915	1,083	(168)	1,148	(233)
Income tax expense	268	258	10	279	(11)

Net income	647	825	(178)	869	(222)
Less:
Net income (loss) attributable to noncontrolling interests	(10)	3	(13)	8	(18)

Net income attributable to BlackRock, Inc.	$657	$822	$(165)	$861	$(204)

Weighted-average common shares outstanding
Basic	165,388,130	167,089,037	(1,700,907)	165,826,808	(438,678)
Diluted	167,398,938	169,723,167	(2,324,229)	168,632,558	(1,233,620)
Earnings per share attributable to BlackRock, Inc. common stockholders (4)
Basic	$3.97	$4.92	$(0.95)	$5.19	$(1.22)
Diluted	$3.92	$4.84	$(0.92)	$5.11	$(1.19)
Cash dividends declared and paid per share	$2.29	$2.18	$0.11	$2.18	$0.11

Supplemental information:

AUM (end of period)	$4,737,165	$4,774,192	$(37,027)	$4,645,412	$91,753
Shares outstanding (end of period)	165,174,069	167,084,582	(1,910,513)	165,596,139	(422,070)
GAAP:
Operating margin	36.7%	39.2%	(250) bps	39.7%	(300) bps
Effective tax rate	29.0%	23.9%	510 bps	24.5%	450 bps
As adjusted:
Operating income (1)	$1,047	$1,077	$(30)	$1,143	$(96)
Operating margin (1)	41.6%	41.2%	40 bps	41.6%	— bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$(38)	$11	$(49)	$1	$(39)
Net income attributable to BlackRock, Inc. (3)	$711	$830	$(119)	$801	$(90)
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3) (4)	$4.25	$4.89	$(0.64)	$4.75	$(0.50)
Effective tax rate	29.6%	23.7%	590 bps	30.0%	(40	) bps

See pages 11-13 for the reconciliation to GAAP and notes (1) through (4) for more information on as adjusted items.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product Type

	December 31, 2015	Net inflows (outflows)	Market change	FX impact (1)	March 31, 2016	Average AUM (2)
Retail:
Equity	$193,755	$(395)	$(711)	$787	$193,436	$187,071
Fixed income	212,653	2,121	1,451	984	217,209	213,460
Multi-asset	115,307	(1,635)	(490)	109	113,291	112,182
Alternatives	19,410	(450)	(451)	221	18,730	19,038

Retail subtotal	541,125	(359)	(201)	2,101	542,666	531,751
iShares:
Equity	823,156	(4,686)	(5,541)	5,175	818,104	788,674
Fixed income	254,190	27,482	6,799	2,661	291,132	271,355
Multi-asset	2,730	(586)	13	9	2,166	2,290
Alternatives	12,485	2,037	1,565	65	16,152	14,253

iShares subtotal	1,092,561	24,247	2,836	7,910	1,127,554	1,076,572
Institutional:
Active:
Equity	121,442	(1,770)	(1,524)	685	118,833	115,703
Fixed income	514,428	10,883	15,177	3,756	544,244	526,554
Multi-asset	252,041	1,263	4,987	3,719	262,010	252,218
Alternatives	74,941	422	(543)	284	75,104	74,462

Active subtotal	962,852	10,798	18,097	8,444	1,000,191	968,937
Index:
Equity	1,285,419	(10,826)	(5,383)	8,592	1,277,802	1,243,866
Fixed income	441,097	11,687	19,802	(18)	472,568	452,235
Multi-asset	6,258	392	916	210	7,776	6,949
Alternatives	6,003	142	(79)	(63)	6,003	6,009

Index subtotal	1,738,777	1,395	15,256	8,721	1,764,149	1,709,059

Institutional subtotal	2,701,629	12,193	33,353	17,165	2,764,340	2,677,996

Long-term	4,335,315	36,081	35,988	27,176	4,434,560	$4,286,319

Cash management	299,884	(8,155)	(21)	278	291,986
Advisory (3)	10,213	(97)	(122)	625	10,619

Total	$4,645,412	$27,829	$35,845	$28,079	$4,737,165

Current Quarter Component Changes by Product Type (Long-term)

	December 31, 2015	Net inflows (outflows)	Market change	FX impact (1)	March 31, 2016	Average AUM (2)
Equity:
Active	$281,319	$(3,970)	$(2,836)	$1,768	$276,281	$269,706
iShares	823,156	(4,686)	(5,541)	5,175	818,104	788,674
Non-ETF index	1,319,297	(9,021)	(4,782)	8,296	1,313,790	1,276,934

Equity subtotal	2,423,772	(17,677)	(13,159)	15,239	2,408,175	2,335,314
Fixed income:
Active	719,653	12,915	16,310	4,833	753,711	732,595
iShares	254,190	27,482	6,799	2,661	291,132	271,355
Non-ETF index	448,525	11,776	20,120	(111)	480,310	459,654

Fixed income subtotal	1,422,368	52,173	43,229	7,383	1,525,153	1,463,604
Multi-asset	376,336	(566)	5,426	4,047	385,243	373,639
Alternatives:
Core	92,085	180	(997)	371	91,639	91,225
Currency and commodities (4)	20,754	1,971	1,489	136	24,350	22,537

Alternatives subtotal	112,839	2,151	492	507	115,989	113,762

Long-term	$4,335,315	$36,081	$35,988	$27,176	$4,434,560	$4,286,319

Current Quarter Component Changes by Investment Style (Long-term)

	December 31, 2015	Net inflows (outflows)	Market change	FX impact (1)	March 31, 2016	Average AUM (2)
Active	$1,462,672	$8,545	$16,976	$10,935	$1,499,128	$1,460,200
Index & iShares	2,872,643	27,536	19,012	16,241	2,935,432	2,826,119

Long-term	$4,335,315	$36,081	$35,988	$27,176	$4,434,560	$4,286,319

(1)	Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(3)	Advisory AUM represents long-term portfolio liquidation assignments.
(4)	Amounts include commodity iShares.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product

	March 31, 2015	Net inflows (outflows)	Acquisitions(1)	Market change	FX impact (2)	March 31, 2016	Average AUM (3)
Retail:
Equity	$201,706	$7,816	$—	$(15,854)	$(232)	$193,436	$195,784
Fixed income	201,405	20,448	—	(5,202)	558	217,209	210,481
Multi-asset	128,402	(4,344)	366	(11,024)	(109)	113,291	121,519
Alternatives	19,467	61	—	(924)	126	18,730	19,468

Retail subtotal	550,980	23,981	366	(33,004)	343	542,666	547,252
iShares:
Equity	824,336	56,996	—	(66,090)	2,862	818,104	806,121
Fixed income	233,183	59,195	—	(3,298)	2,052	291,132	250,887
Multi-asset	1,772	506	—	(107)	(5)	2,166	1,992
Alternatives	14,839	1,922	—	(643)	34	16,152	14,233

iShares subtotal	1,074,130	118,619	—	(70,138)	4,943	1,127,554	1,073,233
Institutional:
Active:
Equity	128,036	(2,401)	—	(6,769)	(33)	118,833	122,545
Fixed income	526,117	10,851	—	4,410	2,866	544,244	524,694
Multi-asset	257,084	7,955	—	(6,488)	3,459	262,010	255,729
Alternatives	73,045	3,155	560	(1,812)	156	75,104	74,069

Active subtotal	984,282	19,560	560	(10,659)	6,448	1,000,191	977,037
Index:
Equity	1,373,052	(48,253)	—	(52,586)	5,589	1,277,802	1,305,734
Fixed income	467,775	2,334	—	5,935	(3,476)	472,568	463,102
Multi-asset	8,054	(309)	—	(191)	222	7,776	7,142
Alternatives	5,324	1,720	—	(976)	(65)	6,003	6,055

Index subtotal	1,854,205	(44,508)	—	(47,818)	2,270	1,764,149	1,782,033

Institutional subtotal	2,838,487	(24,948)	560	(58,477)	8,718	2,764,340	2,759,070

Long-term	4,463,597	117,652	926	(161,619)	14,004	4,434,560	$4,379,555

Cash management	292,495	(1,207)	—	289	409	291,986
Advisory (4)	18,100	(7,429)	—	(187)	135	10,619

Total	$4,774,192	$109,016	$926	$(161,517)	$14,548	$4,737,165

Year-over-Year Component Changes by Product Type (Long-term)

	March 31, 2015	Net inflows (outflows)	Acquisitions(1)	Market change	FX impact (2)	March 31, 2016	Average AUM (3)
Equity:
Active	$298,118	$(306)	$—	$(22,020)	$489	$276,281	$285,623
iShares	824,336	56,996	—	(66,090)	2,862	818,104	806,121
Non-ETF index	1,404,676	(42,532)	—	(53,189)	4,835	1,313,790	1,338,440

Equity subtotal	2,527,130	14,158	—	(141,299)	8,186	2,408,175	2,430,184
Fixed income:
Active	720,094	30,988	—	(1,045)	3,674	753,711	727,680
iShares	233,183	59,195	—	(3,298)	2,052	291,132	250,887
Non-ETF index	475,203	2,645	—	6,188	(3,726)	480,310	470,597

Fixed income subtotal	1,428,480	92,828	—	1,845	2,000	1,525,153	1,449,164
Multi-asset	395,312	3,808	366	(17,810)	3,567	385,243	386,382
Alternatives:
Core	89,086	4,461	560	(2,635)	167	91,639	90,819
Currency and commodities (5)	23,589	2,397	—	(1,720)	84	24,350	23,006

Alternatives subtotal	112,675	6,858	560	(4,355)	251	115,989	113,825

Long-term	$4,463,597	$117,652	$926	$(161,619)	$14,004	$4,434,560	$4,379,555

Year-over-Year Component Changes by Investment Style (Long-term)

	March 31, 2015	Net inflows (outflows)	Acquisitions(1)	Market change	FX impact (2)	March 31, 2016	Average AUM (3)
Active	$1,496,210	$37,509	$926	$(43,312)	$7,795	$1,499,128	$1,484,089
Index & iShares	2,967,387	80,143	—	(118,307)	6,209	2,935,432	2,895,466

Long-term	$4,463,597	$117,652	$926	$(161,619)	$14,004	$4,434,560	$4,379,555

(1)	Amounts represent $560 million of AUM acquired in the Infraestructura Institucional acquisition in October 2015 and $366 million of AUM acquired in the FutureAdvisor acquisition in October 2015. The FutureAdvisor acquisition amount does not include AUM that was held in iShares holdings.
(2)	Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(3)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(4)	Advisory AUM represents long-term portfolio liquidation assignments.
(5)	Amounts include commodity iShares.

SUMMARY OF REVENUE

	Three Months Ended March 31,		Change	Three Months Ended December 31,	Change
(in millions), (unaudited)	2016	2015		2015
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$386	$422	$(36)	$413	$(27)
iShares	623	684	(61)	666	(43)
Non-ETF Index	164	163	1	169	(5)

Equity subtotal	1,173	1,269	(96)	1,248	(75)
Fixed income:
Active	396	373	23	404	(8)
iShares	152	130	22	147	5
Non-ETF Index	70	68	2	72	(2)

Fixed income subtotal	618	571	47	623	(5)
Multi-asset	284	304	(20)	311	(27)
Alternatives:
Core	164	154	10	172	(8)
Currency and commodities	17	19	(2)	17	—

Alternatives subtotal	181	173	8	189	(8)

Long-term	2,256	2,317	(61)	2,371	(115)
Cash management	103	73	30	89	14

Total base fees	2,359	2,390	(31)	2,460	(101)
Investment advisory performance fees:
Equity	11	37	(26)	84	(73)
Fixed income	5	4	1	16	(11)
Multi-asset	3	8	(5)	15	(12)
Alternatives	15	59	(44)	54	(39)

Total performance fees	34	108	(74)	169	(135)

BlackRock Solutions and advisory	171	147	24	171	—
Distribution fees	11	17	(6)	11	—
Other revenue	49	61	(12)	52	(3)

Total revenue	$2,624	$2,723	$(99)	$2,863	$(239)

Highlights

•	Investment advisory, administration fees and securities lending revenue decreased $31 million from the first quarter of 2015 as the effect of lower markets on average equity AUM more than offset organic growth, the effect of one additional day in the current quarter and lower yield-related fee waivers on certain money market funds. Securities lending revenue of $148 million in the current quarter increased $34 million from the first quarter of 2015, primarily reflecting an increase in average balances of securities on loan and higher spreads.

Investment advisory, administration fees and securities lending revenue decreased $101 million from the fourth quarter of 2015, reflecting the effect of lower markets on average equity AUM and the effect of one less day in the current quarter, partially offset by higher securities lending revenue.

•	Performance fees decreased $74 million from the first quarter of 2015 and $135 million from the fourth quarter of 2015, primarily reflecting lower fees from alternative and equity products. The decrease from the fourth quarter of 2015 also reflected seasonally higher fees from funds with a performance measurement period that ended in the fourth quarter.

•	BlackRock Solutions® and advisory revenue increased $24 million from the first quarter of 2015. BlackRock Solutions and advisory revenue included $141 million of Aladdin® revenue in the current quarter compared with $126 million in the first quarter of 2015 and $138 million in the fourth quarter of 2015.

SUMMARY OF OPERATING EXPENSE

	Three Months Ended March 31,		Change	Three Months Ended December 31,	Change
(in millions), (unaudited)	2016	2015		2015
Operating Expense

Employee compensation and benefits	$947	$981	$(34)	$989	$(42)
Distribution and servicing costs	97	99	(2)	103	(6)
Amortization of deferred sales commissions	10	13	(3)	11	(1)
Direct fund expense	188	189	(1)	189	(1)
General and administration	318	339	(21)	410	(92)
Restructuring charge	76	—	76	—	76
Amortization of intangible assets	25	35	(10)	24	1

Total Operating Expense	$1,661	$1,656	$5	$1,726	$(65)

Highlights

•	Employee compensation and benefits decreased $34 million from the first quarter of 2015, reflecting lower incentive compensation, driven primarily by lower performance fees, partially offset by higher headcount.

Employee compensation and benefits decreased $42 million from the fourth quarter of 2015, reflecting lower incentive compensation, driven by lower operating income and lower performance fees, partially offset by higher seasonal employer payroll taxes and an increase in stock-based compensation expense related to the effect of additional grants at the end of January 2016.

•	General and administration expense decreased $21 million from the first quarter of 2015, primarily reflecting lower discretionary marketing and promotional spend and an increased benefit from the impact of foreign exchange remeasurement.

General and administration expense decreased $92 million from the fourth quarter of 2015, primarily reflecting the seasonal and discretionary impact of lower marketing and promotional expense, reduced foreign exchange remeasurement expense and $23 million of transaction-related expense incurred in the fourth quarter of 2015.

•	A restructuring charge of $76 million, primarily comprised of severance and accelerated amortization expense of previously granted deferred compensation awards, was recorded in the first quarter of 2016 in connection with a project to streamline and simplify the organization.

INCOME TAX EXPENSE

	Three Months Ended March 31,		Change	Three Months Ended December 31,	Change
(in millions), (unaudited)	2016	2015		2015
Income tax expense	$268	$258	$10	$279	$(11)

Highlights

•	The first quarter 2016 income tax expense included a $4 million net noncash benefit, primarily related to the revaluation of certain deferred income tax liabilities, including the effect of tax legislation enacted in Japan and domestic state and local tax changes.

•	The first quarter 2015 income tax expense benefited from $69 million of nonrecurring items, primarily due to the realization of losses from changes in the Company’s organizational tax structure and the resolution of certain outstanding tax matters.

•	The fourth quarter 2015 income tax expense included a $64 million noncash benefit, primarily related to the revaluation of certain deferred income tax liabilities, including the effect of tax legislation enacted in the United Kingdom.

SUMMARY OF NONOPERATING INCOME (EXPENSE)

	Three Months Ended March 31,			Three Months Ended December 31, 2015
(in millions), (unaudited)	2016	2015	Change		Change
Nonoperating income (expense), GAAP basis	$(48)	$16	$(64)	$11	$(59)
Less: Net income (loss) attributable to NCI	(10)	3	(13)	8	(18)

Nonoperating income (expense)(1)	$(38)	$13	$(51)	$3	$(41)

	Estimated economic investments at	Three Months Ended March 31,			Three Months Ended December 31,
(in millions), (unaudited)	March 31, 2016(3)	2016	2015	Change	2015	Change
Net gain (loss) on investments(1) (2)
Private equity	20-25%	$2	$1	$1	$36	$(34)
Real assets	5-10%	2	2	—	3	(1)
Other alternatives(4)	10-15%	—	4	(4)	4	(4)
Other investments(5)	55-60%	4	8	(4)	5	(1)

Subtotal		8	15	(7)	48	(40)
Other gains(6)		—	45	(45)	1	(1)

Total net gain (loss) on investments(1)		8	60	(52)	49	(41)
Interest and dividend income		5	4	1	5	—
Interest expense		(51)	(51)	—	(51)	—

Net interest expense		(46)	(47)	1	(46)	—

Total nonoperating income (expense)(1)		(38)	13	(51)	3	(41)
Compensation expense related to (appreciation) depreciation on deferred compensation plans		—	(2)	2	(2)	2

Nonoperating income (expense), as adjusted(1)		$(38)	$11	$(49)	$1	$(39)

(1)	Net of net income (loss) attributable to noncontrolling interests (“NCI”).
(2)	Amounts include net gain (loss) on consolidated variable interest entities.
(3)	Percentages represent estimated percentages of BlackRock’s corporate economic investment portfolio at March 31, 2016. Economic investment amounts at December 31, 2015 for private equity, real assets, other alternatives and other investments were $375 million, $104 million, $227 million and $842 million, respectively.
(4)	Amounts primarily include net gains (losses) related to direct hedge fund strategies and hedge fund solutions.
(5)	Amounts include net gains (losses) related to equity and fixed income investments, and BlackRock’s seed capital hedging program.
(6)	Amount for the three months ended March 31, 2015 primarily includes a gain related to the acquisition of certain assets of BlackRock Kelso Capital Advisors LLC.

Highlights

•	Net gain (loss) on investments decreased from the first quarter of 2015 due to lower marks in the first quarter of 2016 and a $40 million noncash gain related to BlackRock Kelso Capital Advisors LLC recorded in the first quarter of 2015.

Net gain (loss) on investments decreased from the fourth quarter of 2015, primarily driven by a $35 million unrealized gain on a strategic private equity investment in the fourth quarter of 2015 and lower marks in the first quarter of 2016.

ECONOMIC TANGIBLE ASSETS

The Company presents economic tangible assets as additional information to enable investors to exclude certain assets that have equal and offsetting liabilities or noncontrolling interests that ultimately do not have an impact on stockholders’ equity or cash flows. In addition, goodwill and intangible assets are excluded from economic tangible assets.

Economic tangible assets include cash, receivables, seed and co-investments, regulatory investments and other assets.

	March 31,	December 31,
(in billions), (unaudited)	2016 (Est.)	2015

Total balance sheet assets	$223	$225
Separate account assets and separate account collateral held under securities lending agreements	(181)	(182)
Consolidated sponsored investment funds	(1)	(1)
Goodwill and intangible assets, net	(30)	(30)

Economic tangible assets	$11	$12

RECONCILIATION OF U.S. GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED

	Three Months Ended
	March 31,		December 31,
(in millions), (unaudited)	2016	2015	2015
Operating income, GAAP basis	$963	$1,067	$1,137
Non-GAAP expense adjustments:
Restructuring charge	76	—	—
PNC LTIP funding obligation	8	8	4
Compensation expense related to appreciation (depreciation) on deferred compensation plans	—	2	2

Operating income, as adjusted	1,047	1,077	1,143
Product launch costs and commissions	—	—	—

Operating income used for operating margin measurement	$1,047	$1,077	$1,143

Revenue, GAAP basis	$2,624	$2,723	$2,863
Non-GAAP adjustments:
Distribution and servicing costs	(97)	(99)	(103)
Amortization of deferred sales commissions	(10)	(13)	(11)

Revenue used for operating margin measurement	$2,517	$2,611	$2,749

Operating margin, GAAP basis	36.7%	39.2%	39.7%

Operating margin, as adjusted	41.6%	41.2%	41.6%

See note (1) to the Condensed Consolidated Statements of Income and Supplemental Information on page 12 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF U.S. GAAP NONOPERATING INCOME NET OF NCI TO NONOPERATING INCOME NET OF NCI, AS ADJUSTED

	Three Months Ended
	March 31,		December 31,
(in millions), (unaudited)	2016	2015	2015
Nonoperating income (expense), GAAP basis	$(48)	$16	$11
Less: Net income (loss) attributable to NCI	(10)	3	8

Nonoperating income (expense), net of NCI	(38)	13	3
Compensation expense related to (appreciation) depreciation on deferred compensation plans	—	(2)	(2)

Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted	$(38)	$11	$1

See note (2) to the Condensed Consolidated Statements of Income and Supplemental Information on page 12 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF U.S. GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED

	Three Months Ended
	March 31,		December 31,
(in millions, except per share data), (unaudited)	2016	2015	2015
Net income attributable to BlackRock, Inc., GAAP basis	$657	$822	$861
Non-GAAP adjustments:
Restructuring charge, net of tax	53	—	—
PNC LTIP funding obligation, net of tax	5	5	4
Income tax matters	(4)	3	(64)

Net income attributable to BlackRock, Inc., as adjusted	$711	$830	$801

Diluted weighted-average common shares outstanding(4)	167.4	169.7	168.6
Diluted earnings per common share, GAAP basis(4)	$3.92	$4.84	$5.11
Diluted earnings per common share, as adjusted(4)	$4.25	$4.89	$4.75

See notes (3) and (4) to the Condensed Consolidated Statements of Income and Supplemental Information on pages 12 and 13 for more information on as adjusted items and the reconciliation to GAAP.

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and, for the reasons described below, considers them to be effective indicators, for both management and investors, of BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented. Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance. Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

Computations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time and, therefore, provide useful disclosure to investors.

•	Operating income, as adjusted, includes non-GAAP expense adjustments. A restructuring charge comprised of severance and accelerated amortization expense of previously granted deferred compensation awards has been excluded to provide more meaningful analysis of BlackRock’s ongoing operations and to ensure comparability among periods presented. The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) funded, or to be funded, through share distributions to participants of BlackRock stock held by The PNC Financial Services Group, Inc. (“PNC”) has been excluded because it ultimately does not impact BlackRock’s book value. Compensation expense associated with appreciation (depreciation) on investments related to certain BlackRock deferred compensation plans has been excluded, as returns on investments set aside for these plans, which substantially offset this expense, are reported in nonoperating income (expense).

•	Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of product launch costs (e.g. closed-end fund launch costs) and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably and revenue associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

Revenue used for operating margin, as adjusted, excludes distribution and servicing costs paid to related parties and other third parties. Management believes the exclusion of such costs is useful because it creates consistency in the treatment for certain contracts for similar services, which due to the terms of the contracts, are accounted for under GAAP on a net basis within investment advisory, administration fees and securities lending revenue. Amortization of deferred sales commissions is excluded from revenue used for operating margin measurement, as adjusted, because such costs, over time, substantially offset distribution fee revenue the Company earns. For each of these items, BlackRock excludes from revenue used for operating margin, as adjusted, the costs related to each of these items as a proxy for such offsetting revenue.

(2) Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted: Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, equals nonoperating income (expense), GAAP basis, less net income (loss) attributable to NCI, adjusted for compensation expense associated with (appreciation) depreciation on investments related to certain BlackRock deferred compensation plans. The compensation expense offset is recorded in operating income. This compensation expense has been included in nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, to offset returns on investments set aside for these plans, which are reported in nonoperating income (expense), GAAP basis.

(3) Net income attributable to BlackRock, Inc., as adjusted: See aforementioned discussion regarding operating income, as adjusted, and operating margin, as adjusted, for information on the PNC LTIP funding obligation and restructuring charge.

For each period presented, the non-GAAP adjustment related to the restructuring charge and PNC LTIP funding obligation was tax effected at the respective blended rates applicable to the adjustments. The three months ended March 31, 2016 and December 31, 2015 reflected a $4 million and $64 million noncash tax benefit, respectively, primarily associated with the revaluation of certain deferred tax liabilities related to intangible assets and goodwill. Such amount has been excluded from the as adjusted results as this item will not have a cash flow impact and to ensure comparability among periods presented.

(4) Nonvoting participating preferred stock is considered to be a common stock equivalent for purposes of determining basic and diluted earnings per share calculations.

Forward-looking Statements

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in BlackRock’s Securities and Exchange Commission (“SEC”) reports and those identified elsewhere in this earnings release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the extent and timing of any share repurchases; (8) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (9) the impact of legislative and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (10) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (11) the ability to attract and retain highly talented professionals; (12) fluctuations in the carrying value of BlackRock’s economic investments; (13) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (14) BlackRock’s success in maintaining the distribution of its products; (15) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (16) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

Performance Notes

Past performance is not indicative of future results. Except as specified, the performance information shown is as of March 31, 2016 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including U.S. registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of February 29, 2016. The performance data does not include accounts terminated prior to March 31, 2016 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM available as of March 31, 2016 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Source of performance information and peer medians is BlackRock, Inc. and is based in part on data from Lipper Inc. for U.S. funds and Morningstar, Inc. for non-U.S. funds.